Power of Attorney

I, Meyer Feldberg, the undersigned Director of O'Connor Fund of Funds:  Long/Short Equity Strategies LLC (formerly, UBS M2 Fund, L.L.C.) (the "Fund"), hereby authorize each of Robert F. Aufenanger, William J. Ferri, James M. Hnilo and Nicholas J. Vagra as an attorney-in-fact to sign on my behalf in the capacity indicated in the Registration Statement or amendments thereto (including pre-effective and post-effective amendments) for the Fund and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

By:	/s/ Meyer Feldberg
	Name:	Meyer Feldberg
	Title:	Director

Dated as of March 17, 2011

Power of Attorney

I, George W. Gowen, the undersigned Director of O'Connor Fund of Funds:  Long/Short Equity Strategies LLC (formerly, UBS M2 Fund, L.L.C.) (the "Fund"), hereby authorize each of Robert F. Aufenanger, William J. Ferri, James M. Hnilo and Nicholas J. Vagra as an attorney-in-fact to sign on my behalf in the capacity indicated in the Registration Statement or amendments thereto (including pre-effective and post-effective amendments) for the Fund and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

By:	/s/ George W. Gowen
	Name:	George W. Gowen
	Title:	Director

Dated as of March 17, 2011

Power of Attorney

I, Stephen H. Penman, the undersigned Director of O'Connor Fund of Funds:  Long/Short Equity Strategies LLC (formerly, UBS M2 Fund, L.L.C.) (the "Fund"), hereby authorize each of Robert F. Aufenanger, William J. Ferri, James M. Hnilo and Nicholas J. Vagra as an attorney-in-fact to sign on my behalf in the capacity indicated in the Registration Statement or amendments thereto (including pre-effective and post-effective amendments) for the Fund and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

By:	/s/ Stephen H. Penman
	Name:	Stephen H. Penman
	Title:	Director

Dated as of March 17, 2011